Exhibit (h)(1)(xii)

AMENDMENT NO. 10

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 10 to the Mutual Funds Service Agreement dated as of May 1, 2009, between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company (“AXA Equitable”), a New York stock life insurance company (“AXA Equitable” or “Administrator”) (“Amendment No. 10”).

The Trust and AXA Equitable agree to modify and amend the Mutual Funds Service Agreement, dated as of May 1, 2000, as amended by previous Amendment Nos. 1 through 9 (“Agreement”), as follows:

1.	New Portfolios: AXA Equitable and the Trust have determined to add the following new Portfolios on the terms and conditions contained in the Agreement:

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

AXA Growth Strategy Portfolio

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2.	Name Changes: The following Portfolios’ names shall be changed as follows:

Current Name	New Name
AXA Defensive Strategy Portfolio	AXA Conservative Strategy Portfolio
EQ/AllianceBernstein Common Stock Portfolio	EQ/Common Stock Index Portfolio
EQ/AllianceBernstein Intermediate Government Securities Portfolio	EQ/Intermediate Government Bond Index Portfolio
EQ/AllianceBernstein Large Cap Growth Portfolio	EQ/Large Cap Growth Index Portfolio
EQ/AllianceBernstein Quality Bond Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/AllianceBernstein Value Portfolio	EQ/Large Cap Value PLUS Portfolio
EQ/Evergreen International Bond Portfolio	EQ/Global Bond PLUS Portfolio
EQ/FI Mid Cap Portfolio	EQ/Mid Cap Index Portfolio
EQ/Franklin Income Portfolio	EQ/AXA Franklin Income Core Portfolio
EQ/Franklin Small Cap Value Portfolio	EQ/AXA Franklin Small Cap Value Core Portfolio
EQ/Franklin Templeton Founding Strategy Portfolio	EQ/AXA Franklin Templeton Founding Strategy Core Portfolio

Current Name	New Name
EQ/JPMorgan Core Bond Portfolio	EQ/Core Bond Index Portfolio
EQ/Legg Mason Value Equity Portfolio	EQ/Large Cap Value Index Portfolio
EQ/Marsico Focus Portfolio	EQ/Focus PLUS Portfolio
EQ/Mutual Shares Portfolio	EQ/AXA Mutual Shares Core Portfolio
EQ/PIMCO Real Return Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Templeton Growth Portfolio	EQ/AXA Templeton Growth Core Portfolio
EQ/Van Kampen Emerging Markets Equity Portfolio	EQ/Global Multi-Sector Equity Portfolio

3.	Schedule A. Schedule A to the Agreement, which sets forth the compensation to be paid by the Trust to AXA Equitable for services rendered pursuant to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 10

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

All Portfolios (except as noted below)

0.12% of the first $3 billion;

0.11% of the next $3 billion;

0.105% of the next $4 billion;

0.10% of the next $20 billion; and

0.0975% thereafter, (based on average daily net assets) plus $30,000 per portfolio.

All Asset Allocation Portfolio	0.15% of the average daily net assets plus $35,000.

EQ/AXA Franklin Templeton Founding Strategy Core Portfolio

EQ/AXA Franklin Income Core Portfolio

EQ/AXA Mutual Shares Core Portfolio

EQ/AXA Templeton Growth Core Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/Global Multi-Sector Equity Portfolio

0.15% of each Portfolio’s average daily net assets plus $35,000.

EQ/International Core PLUS Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Focus PLUS Portfolio

EQ/Global Bond PLUS Portfolio

(collectively, the “PLUS Portfolios”)

0.15% of each PLUS Portfolio’s average daily net assets, plus $35,000 for each PLUS Portfolio and $35,000 for each allocated portion of a PLUS Portfolio.

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio

(collectively, the “Crossings Portfolios”)

0.15% of each Crossings Portfolio’s average daily net assets plus $35,000.

AXA Balanced Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

(collectively, the “AXA Strategic Allocation Portfolios”)

0.15% of each AXA Strategic Allocation Portfolio’s average daily net assets plus $35,000.

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

(collectively, the “Tactical Manager Portfolios”)

0.15% of the average daily net assets of each Tactical Manager Portfolio’s average daily net assets plus $35,000 per Portfolio, plus $35,000 for each allocated portion of the Portfolio.